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EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Forms S-3 No. 333-42792-01 and No. 333-35434-01 of NTL (Delaware), Inc. (the "Company") and in the related Prospectuses of our report dated May 3, 2001, with respect to the Consolidated financial statements of NTL (CWC Holdings) as of December 31, 2000 and for the seven months then ended included in this Current Report (Form 8-K/A).

                                          /s/ Ernst & Young

London, England
May 3, 2001

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